Exhibit 10.11

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LICENSE AGREEMENT

ENDORECHERCHE Inc.

BIOMEDICINES, Inc.

TABLE OF CONTENTS

1.	DEFINITIONS
	1.1	“Accounting”
	1.2	“Affiliate”
	1.3	“Effective Date”
	1.4	“Field”
	1.5	“Licensed Product”
	1.6	“Net Sales”
	1.7	“Party”
	1.8	“Patent Rights”
	1.9	“Person”
	1.10	“Sublicense”
	1.11	“Territory”
	1.12	“Third Party”
	1.13	“Valid Claim”

2.	GRANT
	2.1	License
	2.2	Right to Sublicense

3.	REPORTS
	3.1	Reports by BMI
	3.2	Reports by ERI
	3.3	Regulatory Authorities

4.	PAYMENTS
	4.1	Initial payment
	4.2	One-Time Payment on First Approval for Marketing
	4.3	Royalty Payments
	4.4	Generic Competition
	4.5	BMI Financial Records and Verification

5.	INTELLECTUAL PROPERTY
	5.1	Maintenance
	5.2	Patent Term Extension
	5.3	Notification Regarding Infringement
	5.4	Litigation

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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	5.5	Other Intellectual Property
	5.6	Abandonment of Patent Rights by ERI and Conversion of License
	5.7	Unblocking License(s)

6.	REPRESENTATIONS AND WARRANTIES
	6.1	Freedom to Execute Agreement
	6.2	Patent Rights
	6.3	No Warranty on Fitness for Use
	6.4	Third Party License

7.	LIABILITY AND INDEMNIFICATION
	7.1	by BMI
	7.2	by ERI
	7.3	Unallocated Liability

8.	ASSIGNMENT OR CHANGE IN CONTROL

9.	TERM AND TERMINATION
	9.1	Duration of Agreement

10.	CONFIDENTIALITY
	10.1	Transmittal of Information
	10.2	Public Disclosure
	10.3	Acknowledgement of Private Disclosure

11.	COMMUNICATIONS

12.	MISCELLANEOUS PROVISIONS
	12.1	Governance of the Agreement
	12.2	Entire Agreement
	12.3	Severability
	12.4	Original Agreement and Counterparts
	12.5	No Waiver of Rights
	12.6	Section Titles or Headings
	12.7	Force Majeure

13.	COUNTRY

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DRAFT LICENSE AGREEMENT

This agreement (“Agreement”) is made and entered into this 4th of November 2002 by and between Endorecherche Inc, a Canadian corporation (“ERI”), with an address for purposes of the Agreement at 2989, rue de la Promenade Sainte-Foy G1W 2J5, Québec, Canada, and BioMedicines, Inc., a Delaware corporation (“BMI”), with an address for purposes of the Agreement at 2000 Powell Street, Ste 1640, Emeryville, CA, USA, 94608.

WHEREAS, ERI is the owner of certain Patent Rights (as hereinafter defined); and

WHEREAS, under Patent Rights, ERI has the right to grant a License to the Licensed Product (each as hereinafter defined); and

WHEREAS, BMI desires to establish whether the Licensed Product is useful in treating patients with cancer in the Territory (as hereinafter defined); and

WHEREAS, BMI desires to obtain a License in respect of the Licensed Product in the Territory under said Patent Rights, and

WHEREAS, ERI wishes to grant such a License to BMI subject to the terms hereof;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, ERI and BMI agree as follows:

1.                                      Definitions

1.1                               “Accounting”

shall mean, for BMI, Generally Accepted Accounting Principles (so-called GAAP accounting), also as amended from time to time.

1.2                               “Affiliate”

shall mean any person, corporation, partnership, firm, joint venture or other entity which, directly or indirectly, through no intermediary or through one or more intermediaries controls, is controlled by, or is under common control with either BMI or ERI, as the case may be.  Control is understood to mean the possession of the authority, power or right to direct or to cause the direction of the management and/or policies and actions of the Affiliate.

1.3                               “Effective Date”

shall mean the date of execution of the Agreement as shown above.

1.4                               “Field”

shall mean the treatment of humans for cancer.

1.5                               “Licensed Product”

shall mean any and all BMI products, the manufacture, use, sale or offer to sell of which would, but for the licenses granted in this Agreement, infringe one or more of the Valid Claims (as defined hereinafter) of the ERI Patent Rights.

1.6                               “Net Sales”

shall mean all revenues recognized in accordance with GAAP from the sale of Licensed Product(s) by BioMedicines, its Affiliates or Sublicensees to Third Parties (all as further defined herein) less returns and allowances actually paid and allowed, including, but not limited to:

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a)              reasonable shipping or freight charges prepaid or allowed and other reasonable charges, such as insurance, relating thereto;

b)             sales or excise taxes or customs duties paid by BMI;

c)              any other non-refundable governmental charges imposed upon the sale of Licensed Product;

d)             distributor’s fees, rebates, non-cash rebates or allowances actually granted, allowed or incurred, and not otherwise in violation of local or international laws;

e)              quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of Licensed Product;

f)                allowances or credits to customers, but not in excess of the selling price of Licensed Product, on account of governmental requirements, rejection of Licensed Product for good reason, recalls made because of Licensed Product becoming outdated, or for the value of returned trade goods of Licensed Product; and

g)             an allowance for bad debts not to exceed [*], and otherwise in accordance with BMI’s Accounting Standards and otherwise consistently applied within and across all Affiliates or operating business units or divisions, such allowance or any portion thereof to be refunded in the next quarter if such bad debts are less than [*].

For purposes of calculating Net Sales, ERI and BMI also recognize that:

a)              customers may include persons or entities in the chain of commerce (such as so-called Health Maintenance Organizations in the United States, for example) that enter into contractual and binding agreements with BMI to establish and set a price for Licensed Product even though

1)              title to Licensed Product does not actually pass directly from selling party to such customers;

2)              payment for the Licensed Product is not made by such customers; and that

b)             in such cases, chargebacks paid by BMI to or through a Third Party such as a wholesale distributor can then be deducted by BMI from gross revenues in order to calculate BMI’s Net Sales.

1.7                               “Party”

shall mean ERI or BMI individually and “Parties” shall mean ERI and BMI collectively.

1.8                               “Patent Rights”

shall mean any and all of the following intellectual property:

a)              the patents and patent applications listed in Appendix A;

b)             the patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

c)              any reissue or extension of patents in Appendix A;

d)             any improvement patent dominated by the claims of the Patent Rights;

e)              any patents, divisionals, continuations, reissues, extensions or improvement patents subsequently added to Appendix A as further described herein.

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1.9                               “Person”

shall mean an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof.

1.10                        “Sublicense”

shall mean a license by BMI to a Third Party (as defined hereinafter) of any rights licensed by ERI to BMI hereunder and “Sublicensee” shall mean a Third Party recipient of said rights from BMI.

1.11                        “Territory”

shall mean worldwide.

1.12                        “Third Party”

shall mean any Person other than ERI or BMI.

1.13                        “Valid Claim”

shall mean a claim of an issued and unexpired patent included within the ERI Patent Rights which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2.                                      Grant

2.1                               License

ERI hereby grants to BMI, and BMI hereby accepts from ERI, under the Patent Rights, a non-exclusive right and license (the License), to use, develop, market, and sell Licensed Product in the Territory for one or more uses within the Field, in accordance with the terms of this Agreement.  Both ERI and BMI agree that under this grant, BMI shall receive from ERI rights to practice the invention of Patent Rights and no other data, scientific information, regulatory documentation, drug supplies, and the like.

2.2                               Right to Sublicense

ERI also hereby grants to BMI and BMI hereby accepts from ERI the right to sublicense Licensed Product to the extent and in accordance with the conditions specified in other sections of this Agreement.  All sublicenses (except to an Affiliate of BMI) should require ERI’s prior written consent, such consent not to be unreasonably withheld.  Sublicensing to other than an Affiliate for the purpose of legalizing an infringement of the Patent Rights is prohibited.

3.                                      Reports

3.1                               Reports by BMI

BMI will make periodic reports to ERI, and in any case at least every [*] months, regarding the development of any of its products in the Field for which the commercialization of such products are believed in good faith to be dependent upon Patent Rights.  BMI will be responsible for ensuring that similar information is made available to ERI in the event that any BMI Affiliate or Sublicensee is developing products in the Field for which the commercialization of such products are believed in good faith to be dependent upon Patent Rights.

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3.2                               Reports by ERI

ERI shall promptly report to BMI the execution of a license agreement with, or transfer of intellectual property rights to, a Third Party involving any of the Patent Rights described herein.

3.3                               Regulatory Authorities

ERI acknowledges that approval by or the consent of regulatory authorities may be necessary prior to the commencement of any clinical development activities by BMI, Affiliates or Sublicensees.  Both ERI and BMI acknowledge that there is no guarantee that such approval or consent will be granted.

4.                                      Payments

4.1                               Initial payment

Within thirty (30) days after the Effective Date, BMI shall pay to ERI the amount of two hundred fifty thousand dollars (US $250,000).

4.2                               One-Time Payment on First Approval for Marketing

Within thirty (30) days after the first approval of Licensed Product for a major market (defined for purposes of this Agreement as [*]), BMI shall make a one-time payment to ERI of [*].

4.3                               Royalty Payments

Within sixty (60) days after the end of any calendar quarter, BMI shall pay to ERI the sum of [*] of Net Sales for any country in the Territory where Patent Rights remain in force and for a period of [*] thereafter.

4.4                               Generic Competition

If a generic version of Licensed Product is approved for marketing in any country in the Territory, wherein such BMI product was or could have been commercialized under Patent Rights, then royalty payments in said country shall be reduced by [*] of Net Sales.

4.5                               BMI Financial Records and Verification

BMI shall keep sufficiently complete and accurate records to properly reflect all sales and deductions from Net Sales and to enable the amounts payable hereunder to be determined.

Upon the written request of ERI, BMI shall permit an independent certified public accounting firm to verify the accuracy of reports and amounts paid to ERI. The accounting firm shall be selected by ERI, shall be of reputable international standing, and will be otherwise reasonably acceptable to BMI. The activities of the accounting firm will be paid for solely by ERI except as provided below.

Representatives of the accounting firm will be permitted to have reasonable access, for reasonable periods of time, to certain financial records of BMI. Such access will be limited to that reasonably necessary for the accounting firm to verify the appropriateness of the payments made previously to ERI.

The accounting firm shall disclose in writing all information gathered to BMI. In the form of a written report, the accounting firm shall disclose to ERI only whether or not payments made to ERI were reasonably correct and the specific details concerning any purported discrepancies.  No other information shall be shared with ERI.

The accounting firm will provide its report simultaneously to ERI, to BMI, and to the BMI Affiliate or the BMI Sublicensee as appropriate.

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If, and only if, the accounting firm concludes that additional royalties or other compensation are definitely owed for the audited period, and the additional amount owed exceeds, in aggregate, [*] of amount actually paid during any one fiscal year, then BMI shall take additional actions to remedy this underpayment.  BMI will then:

a)              pay all reasonable costs associated with the audit that demonstrated the underpayment (or repay ERI for said audit costs, as appropriate);

b)             pay the underpaid amount within thirty (30) days of the date the accounting firm delivered the report to ERI and BMI; and

c)              pay interest on the underpaid amount only (The interest rate will be the average [*] calculated from [*] as effectively set by the United States Federal Reserve Board.)

Should, however, the accounting firm conclude that BMI has overpaid royalties or other compensation to ERI, then ERI shall credit any such overpayment to BMI (or otherwise to a Selling Party as appropriate).  This credit will be applied during the next complete calendar quarter for which payments are due to ERI.

5.                                      Intellectual Property

5.1                               Maintenance

ERI shall, subject to good business judgment, at its sole cost and expense maintain the Patent Rights in Appendix A.

If ERI shall elect not to maintain Patent Rights in any country within the Territory, ERI shall inform BMI in writing at least [*] in advance of any action to abandon such maintenance, and BMI shall have the right to assume, at BMI’s sole cost and expense, the maintenance of any Patent Rights abandoned by ERI. If BMI does assume such maintenance following abandonment by ERI in any country, then the royalty or other payment due, if any, shall be reduced by the cost to BMI of assuming the maintenance of Patent Rights.  If BMI elects not to assume such maintenance or if, having assumed such maintenance, BMI subsequently decides not to continue such maintenance, it must give ERI [*] notice in advance and allow ERI, at ERI’s discretion, to re-assume such maintenance.

Maintenance shall include the continuing effort, on the basis of good business judgment, to obtain issued patents where patent applications are pending.

ERI shall make information available to BMI on a regular and timely basis to ensure that patent maintenance is facilitated and to provide BMI the opportunity to take any desirable or necessary actions in a timely manner.

5.2                               Patent Term Extension

In the event an extension of a patent(s) is available, the company that is then responsible for maintaining said patent shall have the right to designate the patent or patents for which such extension will be applied.

If the responsible company (ERI or BMI as the case may be) shall elect not to extend Patent Rights in any country within the Territory, then the other company (BMI or ERI, respectively) shall have the right to extend, at its sole cost and expense, any Patent Rights not otherwise extended.  If one company does assume such maintenance following abandonment by the other in any country, royalty or other payments, if any, shall be reduced by the cost of assuming such responsibilities.  If one company elects not to extend such rights or, having elected to extend, decides to abandon such rights, that company shall provide the other company with at least [*] written notice in advance and allow the other company to execute such extension.

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5.3                               Notification Regarding Infringement

Each of BMI and ERI shall promptly notify the other Party in the event that it becomes aware of any:

a)              alleged infringement of the Patent Rights by a Third Party and of any available evidence thereof; or

b)             alleged infringement of patent rights of Third Parties specifically related to the matters described elsewhere in this Agreement.

5.4                               Litigation

5.4.1                     Defense of Patent Rights

The company having patent maintenance rights agrees, subject to good business judgment, to prosecute and/or defend Patent Rights against challenge or infringement by any Third Party or Parties.  BMI acknowledges that ERI may elect, at its sole discretion, not to prosecute or defend Patent Rights.

In the event that ERI shall elect not to defend Patent Rights against challenge or infringement, BMI, including its Affiliates or Sublicensees, may at its sole discretion prosecute and/or defend any infringement and/or challenge to the Patent Rights.

In addition, in the event that ERI has not exercised or has abandoned its marketing options in any portion of the Territory, then BMI shall have the first right to prosecute and/or defend Patent Rights in the name of ERI against challenge or infringement by any Third Party.

In any infringement suit that BMI, its Affiliates or Sublicensees may institute to enforce the Patent Rights, or in any suit brought by a Third Party in which BMI, its Affiliates or Sublicensees is defending the Patent Rights, ERI shall cooperate with BMI and, to the extent practicable, have its employees and, if practicable, former employees, testify when requested.  ERI will also make available relevant records, papers, information, samples, specimens and the like.  ERI will obligate its own Affiliates or other Licensees to cooperate in a similar manner.

5.4.2                     Defrayal of BMI Costs

ERI also agrees that any costs, including legal costs, reasonably incurred by BMI with respect to Patent Rights litigation shall reduce the total of any payments due from BMI to ERI, provided, however that such reductions, when applied, shall not exceed [*] of the amount due to ERI from BMI in any single quarterly payment.  The parties agree that any such reduction in payment from BMI to ERI shall result in a credit only to BMI and shall not require any payment from ERI to BMI.

5.4.3                     Recovery of Withheld Amounts

If any amounts withheld per Section 5.4.2 are specifically recovered, however, from an offending Third Party, then these amounts that were previously withheld by BMI will be remitted to ERI. The remission shall occur within sixty (60) days of said recovery by BMI. No interest shall be paid on such amounts.

5.5                               Other Intellectual Property

Trademarks, service marks, and tradenames, or any applications pertaining thereto, as shall be selected, chosen, created or developed by BMI, its Affiliates or Sublicensees shall be the exclusive property of BMI, its Affiliates or Sublicensees, as appropriate.  Any new invention within the Field made by and paid for solely by BMI, a BMI Affiliate or Sublicensee shall be the property of BMI or said Affiliate or Sublicensee as appropriate.

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5.6                               Abandonment of Patent Rights by ERI and Conversion of License

In the event that ERI shall abandon any of Patent Rights for any country in the Territory and BMI shall assume responsibility for maintenance or defense of said Patent Rights, then the License from ERI to BMI shall convert automatically from non-exclusive to exclusive for said country.

5.7                               Unblocking License(s)

Should a license from a Third Party (“Unblocking License”) be required, in the judgment of BMI, to permit, continue or further commercialization of Licensed Product by BMI, then BMI agrees to attempt to acquire said Unblocking License on a reasonable-efforts basis subject to prudent business judgment.  Based upon the terms of the Unblocking License, payments by BMI to ERI required hereunder shall then be adjusted [*] between ERI and BMI. Both ERI and BMI agree that [*] shall be [*] within a [*] following the effective date of the Unblocking License.  If no [*], the adjusted payments should be determined [*], but in no case will the royalties be reduced by more than [*] for the country in dispute.

6.                                      Representations and Warranties

6.1                               Freedom to Execute Agreement

Each of ERI and BMI represent and warrant to the other on behalf of its officers, directors, and agents, respectively, that:

a)              it is free to enter into the Agreement and has the full right and authority to do so;

b)             it has taken all corporate action necessary to authorize the execution and delivery of the Agreement and the performance of its obligations under the Agreement;

c)              it is not aware of any impediment that would inhibit its ability to perform in all material respects its obligations under the Agreement; and

d)             the execution, delivery and performance of the Agreement will not violate any provision of, conflict with or result in any breach of any of the terms of, or constitute a default under either Party’s:

1)              respective certificate of incorporation or by-laws;

2)              a material indenture, lease, any other agreement or material instrument;

3)              an applicable decree, judgment or order; or

4)              any applicable law, statute, rule or regulation.

6.2                               Patent Rights

ERI hereby represents and warrants to BMI on behalf of ERI, its officers, directors, and agents that:

a)              it is the legal owner or assignee of the Patent Rights covered by the Agreement;

b)             the patents and patent applications listed in Appendix A include all of those currently related in any manner to the Licensed Product or use(s) thereof:

c)              it has the full legal power to convey the rights granted to BMI in the Agreement;

d)             it has no knowledge of any facts which would rebut the presumption of validity accorded any issued patents within the Patent Rights;

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e)              it has disclosed to the United States Patent and Trademark Office, or to other similar offices in other countries, all information material to patentability, as such is defined in 37 C.F.R. Section 1.56;

f)                it has no knowledge of any adverse claims to the Patent Rights;

g)             all patent applications included in the Patent Rights are pending and have not been abandoned and are enforceable as of the Effective Date pursuant to a valid assignment;

h)             to its best knowledge and belief, as of the Effective Date, there is no asserted or unasserted claim or demand which may be enforced against any of the Patent Rights;

i)                 Appendix A is accurate and complete with respect to the use, manufacture, sale or distribution of Licensed Product in the Territory for the Field

j)                 to its best knowledge and belief, on the Effective Date the practice of any processes and/or products disclosed in the Patent Rights do not infringe upon any Third Party patents; and, in addition, that

k)              ERI has not entered into, and will not enter into, any agreement with a Third Party which is in conflict with the rights granted to BMI pursuant to the Agreement.

6.3                               No Warranty on Fitness for Use

The Licensed Product is specifically without any warranty of fitness or merchantability for any particular use.

6.4                               Third Party License

In the event that ERI shall license any or all of Patent Rights to a Third Party, ERI shall inform BMI of said license within thirty (30) days of the effective date of said license.  In addition, ERI agrees not to license Patent Rights to a Third Party known or alleged to be infringing Patent Rights and/or against whom BMI is defending Patent Rights pursuant to Section 5.

7.                                      Liability and Indemnification

7.1                               by BMI

BMI shall be liable for and shall indemnify ERI against all claims arising from the manufacturing, development or commercialization of Licensed Product by BMI, its Affiliates or Sublicensees.  The only exceptions shall be those caused by or attributable to:

a)              fraudulent or deliberately false or misleading information provided by ERI or its Affiliates to BMI and acted thereon in good faith by BMI;

b)             gross negligence by ERI or its Affiliates or Sublicensees; or

c)              any illegal actions by ERI or its Affiliates or Sublicensees.

7.2                               by ERI

Similarly, ERI shall indemnify BMI against all claims arising from the development or commercialization of Licensed Product by ERI, its Affiliates.  or other licensees.  The only exceptions shall be those caused by or attributable to:

a)              fraudulent or deliberately false or misleading information provided by BMI or its Affiliates to ERI and acted thereon in good faith by ERI;

b)             gross negligence by BMI or its Affiliates or Sublicensees; or

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c)              any illegal actions by BMI or its Affiliates or Sublicensees.

7.3                               Unallocated Liability

Should any liability remain unallocated after assumption of liability and provision of indemnification as described herein, such unallocated liability shall be divided between ERI and BMI according to the fraction of net financial benefits from the commercialization of the product individually obtained to Affiliates by ERI, BMI or to Affiliates thereof, if any.

8.                                      Assignment or Change in Control

The Agreement may not be assigned by BMI except with ERI’s prior written consent, such consent not to be unreasonably withheld, and provided that BMI shall obligate the assignee to comply with the terms of the Agreement.

9.                                      Term and Termination

9.1                               Duration of Agreement

9.1.1                     Duration

Except as otherwise specifically provided herein (see also Section 4.3) or unless sooner terminated pursuant to other provisions within the Agreement, the Agreement and the licenses and rights granted to BMI hereunder shall remain in full force and effect in any country in the Territory for as long as royalties, or other like compensation, is payable to ERI by BMI for said country.

9.1.2                     After Expiration of Agreement

At the end of said term, BMI shall have a fully paid-up License in the countries of the Territory in which Licensed Product was commercialized by BMI prior to termination of the Agreement as further described herein.

9.1.3                     Termination Because of Unremedied Breach.

Either ERI or BMI shall have the right to terminate the Agreement with thirty (30) days’ notice in written form to BMI or ERI, respectively, in the event that:

a)              BMI or ERI, respectively, fails to remedy any material failure to fulfill its obligations under the Agreement; or

b)             there is a material breach of the terms or conditions hereof within sixty (60) days after receipt of notice in written form specifying the circumstances giving rise to failure or breach.

Termination for such causes shall not preclude seeking redress or injunctive relief.

9.1.4                     Termination Because of Insolvency.

ERI may terminate the Agreement with immediate effect by notice in written form in the event that BMI becomes insolvent, is declared bankrupt or adopts a plan of liquidation or dissolution.

10.                               Confidentiality

10.1                        Transmittal of Information

Any information which is transmitted by one Party to the other Party in connection with the entering into or the performance of the Agreement, shall be kept confidential by the receiving Party and its Affiliates and/or Sublicensees prior to the expiration or termination of the Agreement and for a period of [*] years after its expiration.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The foregoing obligation shall not apply to:

a)              any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorized disclosure by the recipient;

b)             any disclosure of information to the United States Food and Drug Administration or other similar governmental authority for the purpose of complying with regulatory requirements regarding Licensed Product;

c)              any information which at the time of disclosure or acquisition was in the recipient’s rightful possession as evidenced by its written records;

d)             any information which became rightfully available to the recipient from another source not bound to secrecy to the disclosing Party with respect to such information;

e)              disclosure by the recipient to a Third Party under provisions of confidentiality similar to those contained in the Agreement for the purposes of development or marketing of the Licensed Product or financing thereof; and

f)                any disclosure of information required by law.

10.2                        Public Disclosure

At its discretion, BMI may publicly disclose the existence of the agreement.  BMI may also disclose the existence and terms of the Agreement to regulatory or legal authorities or to the public as required by regulation or statute.

10.3                        Acknowledgement of Private Disclosure

ERI acknowledges that BMI may disclose to current or potential private investors in BMI the existence and terms of the Agreement.  BMI agrees to make reasonable efforts to preserve the confidentiality of the Agreement during such private disclosures.

11.                               Communications

Any payment, notice or other communication pursuant to the Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified or registered first class mail, postage prepaid, or by recognized public courier (for example, Federal Express) addressed to it at the address below or as it shall otherwise subsequently designate by written notice:

In the case of ERI	In the case of BMI

Endorecherche Inc. 2989, rue de la Promenade Sainte-Foy G1W 2J5 Québec Canada tel: 418 652 0197 fax : 418 651 1856	BioMedicines, Inc. 2000 Powell Street Suite 1640 Emeryville, CA USA 94608 tel: 510 652 2600 fax: 510 652 2623

12.                               Miscellaneous Provisions

12.1                        Governance of the Agreement

The Agreement shall be construed, governed, interpreted and applied in accordance with the laws of Canada, except that questions affecting the construction and effect of any patent shall

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be determined by the law of the country in which the patent was granted; and except for questions affecting the construction and effect of any patent, disputes arising out of the Agreement which cannot be settled between ERI and BMI will be definitively settled by binding arbitration under the auspices of the Quebec Commercial National and International Arbitration Centre to which the parties have adhered.  Place of proceedings shall be Québec, Canada.

12.2                        Entire Agreement

Both ERI and BMI acknowledge that the Agreement sets forth the entire agreement and understanding of both ERI and BMI as to the subject matter hereof.  No other previous oral or written communications between ERI and BMI with respect to the License granted hereunder shall be of any force or effect.  In addition, the Agreement may be modified only by the execution of a subsequent written amendment approved by both ERI and BMI.

12.3                        Severability

The sections of the Agreement are severable.  In the event that any provision in any section of the Agreement shall be invalid or unenforceable under any controlling body of the law, the section shall be invalid but the validity or enforceability of the remaining sections shall remain unaffected.

12.4                        Original Agreement and Counterparts

The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.5                        No Waiver of Rights

The failure of either ERI or BMI to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by BMI or ERI, respectively.

12.6                        Section Titles or Headings

The titles or headings of various numbered or unnumbered Sections in the Agreement are for reference only and, unless otherwise indicated herein, do not limit or modify the substance of the Agreement in any way.

12.7                        Force Majeure

Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war, insurrections, riots, civil commotions, lockouts, strikes, acts of God or any other cause beyond the reasonable control of the affected Party.

IN WITNESS WHEREOF, ERI and BMI have hereunto duly executed the Agreement as of the day and year set forth above.

For:	Endorecherche Inc.

/s/ Fernand Labrie

Fernand Labrie, M.D., Ph.D.
President

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

For:	BioMedicines, Inc.

/s/ S. M. Moran

Mark Moran, M.D., M.B.A.
President

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix A

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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